Exhibit 99.1

Press Release — For Immediate Release
July 25, 2024

Penns Woods Bancorp, Inc. Reports Second Quarter 2024 Earnings

Williamsport, PA — July 25, 2024 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $9.2 million for the six months ended June 30, 2024, resulting in basic and diluted earnings per share of $1.22.

Highlights

•Net income, as reported under GAAP, for the three and six months ended June 30, 2024 was $5.4 million and $9.2 million, respectively, compared to $4.2 million and $8.8 million for the same periods of 2023. Results for the three and six months ended June 30, 2024 compared to 2023 were impacted by a increase in net interest income of $1.1 million and $577,000 as the cost of funds has stabilized, which led to a 14 basis point increase in the net interest margin for the second quarter of 2024 compared to the first quarter of 2024. The disposal of assets related to two former branch properties resulted in a one time after-tax loss of $261,000 for the six month period ended June 30, 2024.

~~•~~The allowance for credit losses was impacted for the three and six months ended June 30, 2024 by negative provisions for credit losses of $1.2 million and $1.0 million, respectively, compared to negative provisions for credit losses of $1.2 million and $1.1 million for the 2023 periods. The recognition of negative provisions for credit losses for all periods is due primarily to recoveries during the second quarter of 2024 and 2023 on a commercial loan. In addition, a minimal level of loan charge-offs contributed to the recognition of the negative provisions for credit losses.

•Basic and diluted earnings per share for the three and six months ended June 30, 2024 were $0.72 and $1.22, respectively, compared to basic and diluted earnings per share of $0.59 and $1.25 for the three and six month periods ended June 30, 2023.

•Annualized return on average assets was 0.97% for the three months ended June 30, 2024, compared to 0.80% for the corresponding period of 2023. Annualized return on average assets was 0.83% for the six months ended June 30, 2024, compared to 0.86% for the corresponding period of 2023.

•Annualized return on average equity was 11.12% for the three months ended June 30, 2024, compared to 9.53% for the corresponding period of 2023. Annualized return on average equity was 9.67% for the six months ended June 30, 2024, compared to 10.37% for the corresponding period of 2023.

Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $5.4 million and $9.2 million, respectively, for the three and six months ended June 30, 2024 compared to $4.2 million and $8.9 million for the same periods of 2023. Basic and diluted core earnings per share (non-GAAP) for the three and six months ended June 30, 2024 were $0.72 and $1.23, respectively, while basic and diluted core earnings per share for the same periods of 2023 were $0.60 and $1.26. Annualized core return on average assets and core return on average equity (non-GAAP) were 0.98% and 11.15%, respectively, for the three months ended June 30, 2024, compared to 0.80% and 9.60% for the corresponding period of 2023. Annualized core return on average assets and core return on average equity (non-GAAP) were 0.83% and 9.72%, respectively, for the six months ended June 30, 2024, compared to 0.86% and 10.44% for the corresponding period of 2023. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, core earnings per share and tangible book value per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three and six months ended June 30, 2024 was 2.83% and 2.75% respectively, compared to 2.77% and 2.92% for the corresponding periods of 2023. The increase in the net interest margin for the three month period was driven by an increase in the rate paid on interest-earning assets of 74 basis points ("bps"), while the decrease in the net interest margin for the six month period was driven by a 120 bps increase in the rate paid on interest-bearing liabilities. The FOMC rate increases enacted over the past several years contributed to the increase in rate paid on interest-bearing liabilities as the rate paid on interest-bearing liabilities increased 86 bps and 120 bps for the three and six month periods ended June 30, 2024 compared to the same periods of 2023. Short-term borrowings decreased in volume, which offset the impact of an increase in rate paid, resulting in a decrease of $1.1 million and $580,000 in expense for the three and six month periods ended June 30, 2024 compared to the same periods of 2023. The rate paid on interest-bearing deposits increased 115 bps and 137 bps or $4.0 million and $8.6 million in expense for the three and six month periods ended June 30, 2024 compared to the corresponding periods of 2023 due to the FOMC rate actions, an increase in competition for deposits, and a migration of deposit balances from core deposits to higher rate time deposits. The rates paid on time deposits significantly contributed to the increase in funding costs as rates paid for the three and six month periods ended June 30, 2024 compared to the same periods of 2023 increased 119 bps and 150 bps, respectively, or $2.8 million and $6.0 million in expense, as deposit gathering campaigns continued to focus on time deposits with a maturity of five months. In addition, brokered deposits have been utilized to assist with funding the loan portfolio growth and contributed to the increase in time deposit funding costs. Partially offsetting the increase in funding cost was an increase in the yield on interest-earning assets and growth in the average balance of the earning assets portfolio compared to the same periods in 2023. The average loan portfolio balance increased $120.8 million and $153.0 million for the three and six month periods ended June 30, 2024 compared to the same periods of 2023 as the average yield on the portfolio increased 73 bps and 76 bps resulting in an increase in taxable equivalent interest income of $4.7 million and $10.5 million for the periods. The three and six month periods ended June 30, 2024 were impacted by an increase of 78 bps and 79 bps in the yield earned on the securities portfolio as legacy securities matured with the funds reinvested at higher rates, which resulted in an increase of taxable equivalent interest income of $434,000 and $897,000, respectively.

Assets

Total assets increased to $2.2 billion at June 30, 2024, an increase of $99.3 million compared to June 30, 2023.  Net loans increased $97.2 million to $1.9 billion at June 30, 2024 compared to June 30, 2023, as continued emphasis was placed on commercial loan growth coupled with growth in indirect auto lending. The investment portfolio increased $11.4 million from June 30, 2023 to June 30, 2024. Investment debt securities increased $13.1 million from June 30, 2023 to June 30, 2024 as fixed rate instruments with maturities of approximately ten years were added to the portfolio to lock in yields prior to anticipated FOMC actions to reduce interest rates. The decrease in total borrowings of $19.6 million to $363.5 million at June 30, 2024 was the result of increased utilization of brokered deposits which replaced short-term borrowings.

Non-performing Loans

The ratio of non-performing loans to total loans ratio increased to 0.36% at June 30, 2024 from 0.24% at June 30, 2023, as non-performing loans increased to $6.8 million at June 30, 2024 from $4.3 million at June 30, 2023. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have been classified as individually evaluated loans that have a specific allocation recorded within the allowance for credit losses. Net loan recoveries of $396,000 and $16,000 for the three and six months ended June 30, 2024, respectively, impacted the allowance for credit losses, which was 0.60% of total loans at June 30, 2024 compared to 0.66% at June 30, 2023. Exposure to non-owner occupied office space is minimal at $15.5 million at June 30, 2024 with none of these loans being delinquent.

Deposits

Deposits increased $94.3 million to $1.6 billion at June 30, 2024 compared to June 30, 2023. Noninterest-bearing deposits decreased $14.8 million to $461.1 million at June 30, 2024 compared to June 30, 2023.  Core deposits declined as deposits migrated from core deposit accounts into time deposits as market rates increased due to the FOMC rate increases and increased competition for deposits. Core deposit gathering efforts remained focused on increasing the utilization of electronic (internet and mobile) deposit banking by our customers. Core deposits have remained stable at $1.2 billion over the past five quarters. Interest-bearing deposits increased $109.2 million from June 30, 2023 to June 30, 2024 primarily due to growth in the time deposit portfolio of $84.0 million as customers sought a higher rate of interest. Brokered deposit balances increased $41.3 million from June 20,2023 to June 30, 2024 as this funding source was utilized to supplement funding loan portfolio growth, while reducing the need to draw upon available borrowing lines. A campaign to attract time deposits with a maturity of five to twenty-four months commenced during the latter part of 2022 and has continued throughout 2023 and 2024 with current efforts centered on five months.

Shareholders’ Equity

Shareholders’ equity increased $22.7 million to $197.1 million at June 30, 2024 compared to June 30, 2023 due in part to a registered at-the-market offering that generated $8.3 million in capital during the second half of 2023.  During the three and six months ended June 30, 2024 there were no shares issued as part of the registered at-the-market offering. A total of 11,036 and 21,976 shares for net proceeds of $222,000 and $427,000 were issued as part of the Dividend Reinvestment Plan during the three and six months ended June 30 2024. Accumulated other comprehensive loss of $9.1 million at June 30, 2024 decreased from a loss of $13.8 million at June 30, 2023 as a result of a decrease in net unrealized loss on available for sale securities to $6.3 million at June 30, 2024 from a net unrealized loss of $9.8 million at June 30, 2023 coupled with a decrease in loss of $1.4 million in the defined benefit plan obligation. The current level of shareholders’ equity equates to a book value per share of $26.13 at June 30, 2024 compared to $24.69 at June 30, 2023, and an equity to asset ratio of 8.82% at June 30, 2024 and 8.17% at June 30, 2023. Tangible book value per share (a non-GAAP measure) increased to $23.93 at June 30, 2024 compared to $22.32 at June 30, 2023. Dividends declared for the three and six months ended June 30, 2024 and 2023 were $0.32 and $0.64 per share.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates sixteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County, and United Insurance Solutions, LLC, which offers insurance products.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,
(In Thousands, Except Share and Per Share Data)	2024	2023	% Change
ASSETS:
Noninterest-bearing balances	$24,996	$32,265	(22.53)%
Interest-bearing balances in other financial institutions	10,100	12,596	(19.82)%
Total cash and cash equivalents	35,096	44,861	(21.77)%

Investment debt securities, available for sale, at fair value	199,718	186,626	7.02%
Investment equity securities, at fair value	1,105	1,143	(3.32)%
Restricted investment in bank stock	22,781	24,438	(6.78)%
Loans held for sale	4,444	3,049	45.75%
Loans	1,866,288	1,769,403	5.48%
Allowance for credit losses	(11,234)	(11,592)	(3.09)%
Loans, net	1,855,054	1,757,811	5.53%
Premises and equipment, net	28,966	31,180	(7.10)%
Accrued interest receivable	11,281	9,498	18.77%
Bank-owned life insurance	33,024	33,524	(1.49)%
Investment in limited partnerships	7,240	8,402	(13.83)%
Goodwill	16,450	16,450	—%
Intangibles	158	260	(39.23)%
Operating lease right of use asset	2,911	2,586	12.57%
Deferred tax asset	4,433	6,332	(29.99)%
Other assets	11,956	9,159	30.54%
TOTAL ASSETS	$2,234,617	$2,135,319	4.65%

LIABILITIES:
Interest-bearing deposits	$1,187,001	$1,077,820	10.13%
Noninterest-bearing deposits	461,092	475,937	(3.12)%
Total deposits	1,648,093	1,553,757	6.07%

Short-term borrowings	106,407	180,410	(41.02)%
Long-term borrowings	257,111	202,692	26.85%
Accrued interest payable	5,474	2,129	157.12%
Operating lease liability	2,983	2,642	12.91%
Other liabilities	17,462	19,287	(9.46)%
TOTAL LIABILITIES	2,037,530	1,960,917	3.91%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 8,051,699 and 7,573,713 shares issued; 7,541,474 and 7,063,488 shares outstanding	44,730	42,077	6.31%
Additional paid-in capital	62,608	54,869	14.10%
Retained earnings	111,622	104,104	7.22%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(6,328)	(9,753)	35.12%
Defined benefit plan	(2,730)	(4,080)	33.09%
Treasury stock at cost, 510,225 shares	(12,815)	(12,815)	—%
TOTAL SHAREHOLDERS' EQUITY	197,087	174,402	13.01%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,234,617	$2,135,319	4.65%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
(In Thousands, Except Share and Per Share Data)	2024	2023	% Change		2024	2023	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$24,529	$19,846	23.60%		$48,389	$37,851	27.84%
Investment securities:
Taxable	1,745	1,287	35.59%		3,339	2,505	33.29%
Tax-exempt	75	118	(36.44)%		172	296	(41.89)%
Dividend and other interest income	680	642	5.92%		1,359	1,105	22.99%
TOTAL INTEREST AND DIVIDEND INCOME	27,029	21,893	23.46%		53,259	41,757	27.55%

INTEREST EXPENSE:
Deposits	8,877	4,851	82.99%		16,840	8,223	104.79%
Short-term borrowings	1,087	2,232	(51.30)%		3,092	3,672	(15.80)%
Long-term borrowings	2,550	1,424	79.07%		5,066	2,178	132.60%
TOTAL INTEREST EXPENSE	12,514	8,507	47.10%		24,998	14,073	77.63%

NET INTEREST INCOME	14,515	13,386	8.43%		28,261	27,684	2.08%

RECOVERY OF CREDIT LOSSES	(1,177)	(1,180)	0.25%		(1,039)	(1,109)	6.31%

NET INTEREST INCOME AFTER RECOVERY OF CREDIT LOSSES	15,692	14,566	7.73%		29,300	28,793	1.76%

NON-INTEREST INCOME:
Service charges	499	516	(3.29)%		1,014	1,012	0.20%
Net debt securities losses, available for sale	(12)	(19)	36.84%		(35)	(80)	56.25%
Net equity securities (losses) gains	(7)	(20)	65.00%		(17)	1	N/M
Bank-owned life insurance	187	166	12.65%		650	722	(9.97)%
Gain on sale of loans	300	244	22.95%	.	605	475	27.37%
Insurance commissions	127	115	10.43%		280	280	—%
Brokerage commissions	171	141	21.28%		357	306	16.67%
Loan broker income	268	317	(15.46)%		490	487	0.62%
Debit card income	368	340	8.24%		697	675	3.26%
Other	124	222	(44.14)%		446	401	11.22%
TOTAL NON-INTEREST INCOME	2,025	2,022	0.15%		4,487	4,279	4.86%

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,400	6,312	1.39%		12,822	12,488	2.67%
Occupancy	758	772	(1.81)%		1,663	1,638	1.53%
Furniture and equipment	766	790	(3.04)%		1,705	1,636	4.22%
Software amortization	222	173	28.32%		412	356	15.73%
Pennsylvania shares tax	351	279	25.81%		671	527	27.32%
Professional fees	572	906	(36.87)%		1,124	1,594	(29.49)%
Federal Deposit Insurance Corporation deposit insurance	421	452	(6.86)%		780	697	11.91%
Marketing	78	272	(71.32)%		149	427	(65.11)%
Intangible amortization	25	32	(21.88)%		51	67	(23.88)%
Other	1,403	1,441	(2.64)%		3,242	2,897	11.91%
TOTAL NON-INTEREST EXPENSE	10,996	11,429	(3.79)%		22,619	22,327	1.31%
INCOME BEFORE INCOME TAX PROVISION	6,721	5,159	30.28%		11,168	10,745	3.94%
INCOME TAX PROVISION	1,331	988	34.72%		1,970	1,916	2.82%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$5,390	$4,171	29.23%		$9,198	$8,829	4.18%
EARNINGS PER SHARE - BASIC	$0.72	$0.59	22.03%		$1.22	$1.25	(2.40)%
EARNINGS PER SHARE - DILUTED	$0.72	$0.59	22.03%		$1.22	$1.25	(2.40)%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,529,239	7,062,018	6.62%		7,520,880	7,060,218	6.52%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,529,239	7,062,018	6.62%		7,520,880	7,060,218	6.52%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Three Months Ended
	June 30, 2024			June 30, 2023
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$68,826	$493	2.88%	$66,613	$461	2.78%
All other loans	1,790,712	24,140	5.42%	1,672,111	19,482	4.67%
Total loans (2)	1,859,538	24,633	5.33%	1,738,724	19,943	4.60%

Taxable securities	203,687	2,296	4.58%	190,862	1,807	3.84%
Tax-exempt securities (3)	12,896	95	3.00%	23,310	150	2.61%
Total securities	216,583	2,391	4.49%	214,172	1,957	3.71%

Interest-bearing balances in other financial institutions	10,783	129	4.81%	9,961	122	4.91%

Total interest-earning assets	2,086,904	27,153	5.24%	1,962,857	22,022	4.50%

Other assets	129,783			133,239

TOTAL ASSETS	$2,216,687			$2,096,096

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$218,430	261	0.48%	$232,889	155	0.27%
Super Now deposits	218,200	1,086	2.00%	271,438	913	1.35%
Money market deposits	310,323	2,594	3.36%	293,682	1,665	2.27%
Time deposits	448,571	4,936	4.43%	261,947	2,118	3.24%
Total interest-bearing deposits	1,195,524	8,877	2.99%	1,059,956	4,851	1.84%

Short-term borrowings	79,190	1,087	5.52%	169,723	2,232	5.27%
Long-term borrowings	260,312	2,550	3.94%	182,719	1,424	3.13%
Total borrowings	339,502	3,637	4.31%	352,442	3,656	4.16%

Total interest-bearing liabilities	1,535,026	12,514	3.28%	1,412,398	8,507	2.42%

Demand deposits	459,876			484,607
Other liabilities	27,880			24,059
Shareholders’ equity	193,905			175,032

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,216,687			$2,096,096
Interest rate spread (3)			1.96%			2.08%
Net interest income/margin (3)		$14,639	2.83%		$13,515	2.77%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Three Months Ended June 30,
	2024	2023
Total interest income	$27,029	$21,893
Total interest expense	12,514	8,507
Net interest income (GAAP)	14,515	13,386
Tax equivalent adjustment	124	129
Net interest income (fully taxable equivalent) (non-GAAP)	$14,639	$13,515

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Six Months Ended
	June 30, 2024			June 30, 2023
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$69,026	$956	2.78%	$65,669	$909	2.79%
All other loans	1,786,399	47,634	5.36%	1,636,798	37,133	4.57%
Total loans (2)	1,855,425	48,590	5.27%	1,702,467	38,042	4.51%

Taxable securities	201,981	4,440	4.42%	186,168	3,386	3.67%
Tax-exempt securities (3)	14,712	218	2.98%	28,409	375	2.66%
Total securities	216,693	4,658	4.32%	214,577	3,761	3.53%

Interest-bearing balances in other financial institutions	10,491	258	4.95%	9,985	224	4.52%

Total interest-earning assets	2,082,609	53,506	5.17%	1,927,029	42,027	4.20%

Other assets	130,370			132,561

TOTAL ASSETS	$2,212,979			$2,059,590

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$218,576	529	0.49%	$238,067	275	0.23%
Super Now deposits	217,035	2,170	2.01%	318,669	1,852	1.17%
Money market deposits	301,515	4,953	3.30%	291,719	2,945	2.04%
Time deposits	427,870	9,188	4.32%	225,414	3,151	2.82%
Total interest-bearing deposits	1,164,996	16,840	2.91%	1,073,869	8,223	1.54%

Short-term borrowings	111,770	3,092	5.60%	145,871	3,672	5.09%
Long-term borrowings	260,004	5,066	3.92%	151,169	2,178	2.91%
Total borrowings	371,774	8,158	4.42%	297,040	5,850	3.98%

Total interest-bearing liabilities	1,536,770	24,998	3.27%	1,370,909	14,073	2.07%

Demand deposits	455,877			491,356
Other liabilities	30,178			27,050
Shareholders’ equity	190,154			170,275

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,212,979			$2,059,590
Interest rate spread (3)			1.90%			2.13%
Net interest income/margin (3)		$28,508	2.75%		$27,954	2.92%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Six months ended June 30,
	2024	2023
Total interest income	$53,259	$41,757
Total interest expense	24,998	14,073
Net interest income (GAAP)	28,261	27,684
Tax equivalent adjustment	247	270
Net interest income (fully taxable equivalent) (non-GAAP)	$28,508	$27,954

(Dollars in Thousands, Except Per Share Data, Unaudited)	Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Operating Data
Net income	$5,390	$3,808	$5,555	$2,224	$4,171
Net interest income	14,515	13,746	13,948	13,332	13,386
(Recovery) provision for credit losses	(1,177)	138	(1,742)	1,372	(1,180)
Net security losses	(19)	(33)	(18)	(81)	(39)
Non-interest income, excluding net security losses	2,044	2,495	2,239	1,956	2,061
Non-interest expense	10,996	11,623	10,997	11,172	11,429

Performance Statistics
Net interest margin	2.83%	2.69%	2.73%	2.65%	2.77%
Annualized cost of total deposits	2.14%	2.01%	1.89%	1.64%	1.26%
Annualized non-interest income to average assets	0.37%	0.45%	0.41%	0.35%	0.39%
Annualized non-interest expense to average assets	1.98%	2.10%	2.02%	2.07%	2.18%
Annualized return on average assets	0.97%	0.69%	1.02%	0.41%	0.80%
Annualized return on average equity	11.12%	8.03%	12.60%	5.06%	9.53%
Annualized net loan (recoveries) charge-offs to average loans	(0.09)%	0.08%	(0.05)%	0.01%	(0.11)%
Net (recoveries) charge-offs	(396)	380	(209)	33	(472)
Efficiency ratio	66.25%	71.41%	67.78%	72.76%	73.78%

Per Share Data
Basic earnings per share	$0.72	$0.51	$0.77	$0.31	$0.59
Diluted earnings per share	0.72	0.51	0.77	0.31	0.59
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	26.13	25.72	25.51	24.55	24.69
Tangible book value	23.93	23.50	23.29	22.20	22.32
Common stock price:
High	21.08	22.64	23.64	27.17	27.34
Low	17.17	18.44	20.05	20.70	21.95
Close	20.55	19.41	22.51	21.08	25.03
Weighted average common shares:
Basic	7,529	7,513	7,255	7,072	7,062
Fully Diluted	7,529	7,513	7,255	7,229	7,062
End-of-period common shares:
Issued	8,052	8,036	8,019	7,620	7,574
Treasury	(510)	(510)	(510)	(510)	(510)

(Dollars in Thousands, Unaudited)	Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Financial Condition Data:
General
Total assets	$2,234,617	$2,210,116	$2,204,809	$2,176,468	$2,135,319
Loans, net	1,855,054	1,843,805	1,828,318	1,805,571	1,757,811
Goodwill	16,450	16,450	16,450	16,450	16,450
Intangibles	158	184	210	235	260
Total deposits	1,648,093	1,618,562	1,589,493	1,567,267	1,553,757
Noninterest-bearing	461,092	471,451	471,173	471,507	475,937
Savings	218,354	220,932	219,287	226,897	229,108
NOW	209,906	208,073	214,888	220,730	238,353
Money Market	320,101	299,916	299,353	291,889	296,957
Time Deposits	310,187	292,372	260,067	249,550	226,224
Brokered Deposits	128,453	125,818	124,725	106,694	87,178
Total interest-bearing deposits	1,187,001	1,147,111	1,118,320	1,095,760	1,077,820

Core deposits*	1,209,453	1,200,372	1,204,701	1,211,023	1,240,355
Shareholders’ equity	197,087	193,517	191,556	174,540	174,402

Asset Quality
Non-performing loans	$6,784	$7,958	$3,148	$3,683	$4,276
Non-performing loans to total assets	0.30%	0.36%	0.14%	0.17%	0.20%
Allowance for credit losses on loans	11,234	11,542	11,446	12,890	11,592
Allowance for credit losses on loans to total loans	0.60%	0.62%	0.62%	0.71%	0.66%
Allowance for credit losses on loans to non-performing loans	165.60%	145.04%	363.60%	349.99%	271.09%
Non-performing loans to total loans	0.36%	0.43%	0.17%	0.20%	0.24%

Capitalization
Shareholders’ equity to total assets	8.82%	8.76%	8.69%	8.02%	8.17%

* Core deposits are defined as total deposits less time deposits and brokered deposits.

Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in Thousands, Except Per Share Data, Unaudited)	2024	2023	2024	2023
GAAP net income	$5,390	$4,171	$9,198	$8,829
Net securities losses, net of tax	15	31	41	62
Non-GAAP core earnings	$5,405	$4,202	$9,239	$8,891

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Return on average assets (ROA)	0.97%	0.80%	0.83%	0.86%
Net securities losses, net of tax	0.01%	—%	—%	—%
Non-GAAP core ROA	0.98%	0.80%	0.83%	0.86%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Return on average equity (ROE)	11.12%	9.53%	9.67%	10.37%
Net securities losses, net of tax	0.03%	0.07%	0.05%	0.07%
Non-GAAP core ROE	11.15%	9.60%	9.72%	10.44%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic earnings per share (EPS)	$0.72	$0.59	$1.22	$1.25
Net securities losses, net of tax	—	0.01	0.01	0.01
Non-GAAP basic core EPS	$0.72	$0.60	$1.23	$1.26

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Diluted EPS	$0.72	$0.59	$1.22	$1.25
Net securities losses, net of tax	—	0.01	0.01	0.01
Non-GAAP diluted core EPS	$0.72	$0.60	$1.23	$1.26

(Dollars in Thousands, Except Share and Per Share Data, Unaudited)	Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Total shareholders' equity	$197,087	$193,517	$191,556	$174,540	$174,402
Goodwill	(16,450)	(16,450)	(16,450)	(16,450)	(16,450)
Intangibles	(158)	(184)	(210)	(235)	(260)
Tangible shareholders' equity	$180,479	$176,883	$174,896	$157,855	$157,692

Shares outstanding	7,541,474	7,525,372	7,508,994	7,110,025	7,063,488

Book value per share	$26.13	$25.72	$25.51	$24.55	$24.69
Tangible book value per share	$23.93	$23.50	$23.29	$22.20	$22.32